Exhibit 10.9

INDEMNITY AGREEMENT

This Agreement (this “Agreement”) made and entered into as of November 1, 2021 by and between Civitas Resources, Inc., a Delaware corporation (the “Company”), and the individual signing this Agreement under the heading “Indemnitee” on the signature page hereto (“Indemnitee”), who is currently serving the Company in the capacity of director or executive officer.

WITNESSETH:

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions and of the Third Amended and Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”) and the Fourth Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), and the vagaries of public policy, are too uncertain to provide the directors and executive officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they become personally exposed as a result of performing their duties in good faith for the Company;

WHEREAS, competent and experienced individuals are reluctant to serve as members of the board of directors or executive officers of a corporation unless they are provided with adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, which set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of a Delaware corporation by such corporation, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the Board of Directors of the Company (the “Board of Directors”) has determined that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee to serve or continue to serve as a director or executive officer of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of her acting in good faith in the performance of her duty to the Company; and Indemnitee desires to serve (provided that she is furnished the indemnity provided for hereinafter), in such capacity;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director or executive officer of the Company for so long as she is duly appointed and qualified in accordance with the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the Bylaws or until such time as she tenders her resignation. The Company acknowledges that the Indemnitee is relying on this Agreement in so serving as a director or executive officer.

2. Definitions. As used in this Agreement:

(a) “Change in Control” means the occurrence of any of the following:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 2(a), the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) the individuals who, as of the later of the date hereof or the last amendment to this Agreement approved by the Board of Directors, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the later of the date hereof or the last amendment to this Agreement approved by the Board of Directors whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors will be considered a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Agreement approved by the Board of Directors, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board of Directors will not be deemed a member of the Incumbent Board as of the later of the date hereof or the last amendment to this Agreement approved by the Board of Directors;

(iii) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, organization or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(d) The term “Expenses” includes, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, Expenses will also include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” shall mean any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding irrespective of the initiator thereof. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board of Directors shall not make a determination as to the final disposition of a Proceeding.

(g) References to “fines” shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent which imposes duties on, or involves services by, such director, officer, trustee, general partner, managing member, fiduciary, employee or agent with respect to an Enterprise; and a person who acts in good faith and in a manner she reasonably believed to be in the interest of the Enterprise shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnity in Third Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or executive officer of the Company, or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding or any claim, issue or matter therein, provided it is determined pursuant to Section 8 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had reasonable cause to believe that her conduct was unlawful.

4. Indemnity in Proceedings By or In the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on her behalf) in connection with such Proceeding provided it is determined pursuant to Section 8 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Delaware Court of Chancery or such other court shall deem proper.

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, a witness in any Proceeding to which Indemnitee is not a party, she shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on her behalf) in connection therewith.

6. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, including dismissal with or without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on her behalf) in connection therewith. If Indemnitee is not wholly successful in any Proceeding referred to in Sections 3 and/or 4 of this Agreement, but is successful on the merits or otherwise (including dismissal with or without prejudice) as to one or more, but less than all claims, issues or matters therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on her behalf) in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6, and without limitation, the termination of any claim, issue or matter in any Proceeding referred to in Sections 3 and/or 4 of this Agreement by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

7. Advances of Expenses; Notification and Defense of Claim.

(a) To the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee pursuant to Sections 3 and/or 4 of this Agreement in connection with any Proceeding or any claim, issue or matter therein shall be paid by the Company currently and in advance of the final disposition of such Proceeding or any claim, issue or matter therein no later than 20 days after receipt by the Company of a request for an Expense advancement with appropriate documentation (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice); provided, however, that Indemnitee shall deliver such request for an Expense advancement to the Company within 60 days after the Indemnitee receives appropriate documentation with regard to such Expense. The undersigned Indemnitee hereby undertakes to repay the advanced Expenses to the Company to the extent that it is ultimately determined pursuant to Section 8, or, in the event the Indemnitee elects to pursue other remedies pursuant to Section 10, that the undersigned Indemnitee is not entitled to be indemnified therefor by the Company. This agreement of Indemnitee to repay is unsecured and interest free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof. The failure to promptly notify the Company of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent that the Company is prejudiced in its defense of such Proceeding as a result of such failure.

(c) In the event the Company shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, the approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, the Disinterested Directors shall direct Independent Counsel to make such determination in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (B) by a committee of the Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, or (C) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 8(b) with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof.

(d) Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

9.	Presumptions and Effect of Certain Provisions.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe her conduct was unlawful (collectively, “Good Faith”), Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent or information, opinions, reports or statements, including financial statements and other financial information, concerning the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent or any other person which were prepared or supplied to Indemnitee by: (i) one or more officers or employees of the Company and any Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent; (ii) appraisers, engineers, investment bankers, legal counsel or other persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those persons; and (iii) any committee of the Board of Directors or equivalent managing body of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of which Indemnitee is or was, at the relevant time, not a member. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10.	Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within the time period provided in Section 9(b) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, Section 6, the last sentence of Section 8(b), or the last sentence of Section 2(d) of this Agreement within 20 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not made within 20 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of her entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the Delaware Supreme Court. The Board of Directors shall not make a determination as to the final disposition of such adjudication. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of her rights under, or to recover damages for breach of, this Agreement, if such judicial adjudication determines that Indemnitee shall be entitled to recover from the Company, Indemnitee shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 2(d) of this Agreement) actually and reasonably incurred by her in such judicial adjudication.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11. Exclusivity; Survival of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall be in addition to and not limited by any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise; provided this Agreement shall supersede the indemnification and advancement of Expenses provisions of any employment agreement entered into between the Indemnitee and the Company prior to the date of this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee (or on her behalf) in connection with such Proceeding, or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

13. Rights Continued. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14. No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated or reelected as a director of the Company, if Indemnitee currently serves as a director of the Company.

15. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, general partners, managing members, fiduciaries, employees or agents of the Company or any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, trustee, general partner, managing member, fiduciary, employee or agent under such policy or policies.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Certificate of Incorporation or the Bylaws, or otherwise.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

18. Exceptions. Notwithstanding any other provision in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement, to:

(a) indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated, brought or made by Indemnitee, including by way of cross-claim, counter claim or the like, except with respect to a Proceeding brought to establish or enforce a right to indemnification, unless Proceeding was authorized or consented to by the Board of Directors;

(b) indemnify Indemnitee with respect to any Proceeding in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act; or

(c) indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such Proceeding, in whole or in part, or unless and to the extent that the court in such Proceeding shall determine that, despite Indemnitee’s failure to establish her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however that nothing in this Section 18(c) is intended to limit the Company’s obligation with respect to the advancement of expenses to Indemnitee in connection with any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 7 of this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, with respect to any reimbursements hereunder that are taxable as compensation to an Indemnitee, the amount of the Expenses that are eligible for reimbursement during one calendar year may not affect the amount of reimbursements to be provided in any subsequent calendar year, the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and the right to reimbursement of the expenses shall not be subject to liquidation or exchange for any other benefit.

19. Settlements. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or Proceeding effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee may unreasonably withhold its consent to any proposed settlement.

20. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given if made in writing and deposited in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

21. Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

22. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable; and those provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

23. Successors; Binding Agreement. The Company shall require and cause any successor (whether direct or indirect), by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 23 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and will inure to the benefit of Indemnitee (and Indemnitee’s spouse, if Indemnitee resides in Texas or another community property state), heirs, executors and administrators.

24. Counterparts, Modification, Headings, Gender.

(a) This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart. Any such counterpart delivered by facsimile or other electronic means shall constitute an original signature for all purposes hereunder.

(b) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

(d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

25. Exclusive Jurisdiction; Governing Law. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Delaware Court of Chancery, and if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and Indemnitee (i) expressly submit themselves to the personal jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) irrevocably appoint, to the extent such party is not a resident of the State of Delaware, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or otherwise inconvenient forum.

26. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall cease to serve as a director or executive officer of the Company or a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise which Indemnitee served at the request of the Company; or (b) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto.

27. Contribution. If it is established, under Section 8 or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, will contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a) the relative benefits Indemnitee and the Company have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or

(b) the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

[Signature page to follow]

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

CIVITAS RESOURCES, INC.

By:
Cyrus D. Marter IV General Counsel and Secretary

INDEMNITEE:

By:

Indemnity Agreement – Signature Page